EXHIBIT 99.1

Peraso Inc. Announces Fourth Quarter and Full Year 2021 Results

Fourth Quarter Product Revenue Up Greater Than 6X Year-Over-Year

Listed on Nasdaq through Business Combination with MoSys in December 2021

SAN JOSE, Calif., March 8, 2022 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in high-performance, 5G mmWave wireless technology and provider of chipsets, modules, software and IP, today announced financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Results

Total net revenue for the fourth quarter of 2021 was $1.9 million, which included two weeks of revenue from MoSys, Inc. following the closing of the business combination in December 2021. Revenue in the fourth quarter of 2020 was $5.9 million, which included $5.0 million of one-time licensing contribution from a major customer. Product revenue for the fourth quarter of 2021 was $1.9 million, compared with $0.3 million in the year ago period. The year-over-year increase in product revenue reflected higher shipments of Peraso’s mmWave integrated circuits (“ICs”) and modules.

Gross margin for the fourth quarter of 2021 was 30.4%, compared with 89.2% for the fourth quarter of 2020. Gross margin reflected a change in revenue mix with lower contribution from high-margin licensing and other non-product revenue partially offset by increased product sales.

Total operating expenses on a GAAP basis for the fourth quarter of 2021 were $5.3 million, compared with $3.3 million in the fourth quarter of 2020. Operating expenses on a non-GAAP basis for the fourth quarter of 2021, which excluded stock-based compensation expenses, amortization of intangible assets, business combination transaction costs and change in fair value of warrant liability, were $3.7 million, compared with $2.1 million in the fourth quarter of 2020. A reconciliation of GAAP to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net income for the fourth quarter of 2021 was $2.5 million, or $0.28 per diluted share, compared with net income of $0.1 million, or $0.02 per diluted share, for the fourth quarter of 2020.

Non-GAAP net loss for the fourth quarter of 2021 was $3.9 million, or $0.70 per share, compared with net income of $1.6 million, or $0.25 per diluted share, in the fourth quarter of 2020. Adjusted EBITDA for the fourth quarter of 2021 was negative $2.8 million, compared with $3.4 million in the fourth quarter of 2020.

Full Year 2021 Financial Results

Total net revenue for 2021 was $5.7 million, which included two weeks of revenue contribution from MoSys, Inc. following the closing of the aforementioned business combination, and compared with revenue for the full year of 2020 of $9.1 million. The year-over-year decrease in revenue was primarily attributable to reduced licensing and other, non-product revenue, including a one-time license of $5.o million from a lead customer recognized in the fourth quarter of 2020. Product revenue for 2021 was $4.9 million, compared with $1.5 million in the year ago period. The year-over-year increase in product revenue reflected higher shipments of Peraso’s mmWave ICs and modules from the ramping of customer production.

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Gross margin for 2021 was 42.4%, compared with 80.8% for 2020. The change in gross margin reflects the change in revenue mix, including lower contribution from high margin, licensing and other revenues.

Total operating expenses on a GAAP basis for 2021 were $18.5 million, compared with operating expenses of $15.5 million in 2020. Total non-GAAP operating expenses, excluding stock-based compensation expenses, amortization of intangible assets, business combination transaction costs and change in fair value of warrant liability, for 2021, were $12.3 million, compared with $13.8 million in 2020. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for 2021 was $10.9 million, or $1.86 per share, compared with net loss attributable to common stockholders of $15.3 million, or $3.60 per share, for 2020.

Non-GAAP net loss for 2021 was $12.8 million, or $2.19 per share, compared with a net loss of $8.6 million, or $2.03 per share, in 2020. Adjusted EBITDA for 2021 was a negative $8.8 million, compared with a negative $5.1 million in 2020.

At December 31, 2021, the Company had cash and investments of $18.1 million, compared with $1.7 million at December 31, 2020.

Management Commentary

“We are excited to be a public company following the business combination with MoSys,” stated Ron Glibbery, Peraso’s CEO. “During the fourth quarter, our product revenue grew more than 6x year-over-year, as the uptake of our fixed wireless access products continues to accelerate. Additionally, we are seeing increased customer engagements with our mmWave solutions for end-market applications, such as AR/VR and other consumer-based electronics.

“During 2021, gross margin was impacted by higher costs related to our strategic transition to develop mmWave modules, which incorporate both our silicon and software. Our module strategy allows Peraso to control our solutions at the system level, offering enhanced performance and ease of use for customers. We believe these additional costs and the associated effect on gross margin are transitory and will be offset in the future by ramping sales of our mmWave modules, the benefit of lower manufacturing cost processes, and revenue contribution from the MoSys memory products.”

Mr. Glibbery concluded, “Following the business combination, we are in a strong financial position entering 2022. We continue to invest in the business to support future growth initiatives. With an estimated TAM of $3 billion for mmWave consumer premise and fixed wireless applications between 2023 to 2025, we believe there are meaningful opportunities for us to grow in the years ahead, and Peraso is well positioned to benefit from the expansion of 5G wireless demand and the need for mmWave technology globally.”

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Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a live audio webcast with slides and conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Tuesday, March 8, 2022

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-855-779-0042

International Call Number: +1-631-485-4856

Pass Code: 7274474

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through Tuesday, March 15, 2022, and can be accessed by calling 1-855-859-2056, and using pass code 7274474. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, business combination transaction costs, the change in fair value of warrant liability, a deemed dividend on inducement of conversion of Class C preferred shares, accretion of preferred shares presented as dividends, and the effect of foreign exchange on preferred shares. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, business combination transaction costs, the change in fair value of warrant liability, a deemed dividend on inducement of conversion of Class C preferred shares, accretion of preferred shares presented as dividends, and the effect of foreign exchange on preferred shares. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated March 8, 2022, that the Company filed with the Securities and Exchange Commission.

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Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2022 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the timing of customer orders and product shipments;
•

risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results and component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

•	customer concentrations;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our IC and module products through the acceptance and adoption of our architecture and interface protocols by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our ICs and modules;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our ICs and production of our modules;
•	availability of quantities of ICs and components for our modules supplied by our manufacturing partners at a competitive cost;
•

level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;

•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@mosys.com

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Jeffrey Schreiner

P: 949-224-3874 | 512-243-8976

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net Revenue
Product	$1,891	$349	$4,906	$1,540
License and other	(27)	5,550	773	7,550
Total net revenue	1,864	5,899	5,679	9,090

Cost of Net Revenue	1,298	635	3,270	1,748

Gross Profit	566	5,264	2,409	7,342

Operating Expenses
Research and development	3,097	1,758	11,471	8,289
Selling, general and administrative	2,164	1,548	7,017	7,198
Total operating expenses	5,261	3,306	18,488	15,487

Income (loss) from operations	(4,695)	1,958	(16,079)	(8,145)

Other income (expense), net	7,191	(1,846)	5,168	(2,082)
Net income (loss)	2,496	112	(10,911)	(10,227)

Deemed dividend on inducement of conversion of Class C Preferred Shares	-	-	-	(11,134)
Accretion of preferred shares presented as dividends	-	-	-	(1,666)
Effect of foreign exchange on preferred shares	-	-	-	7,756

Net income (loss) attributable to common stockholders	$2,496	$112	$(10,911)	$(15,271)

Net income (loss) per share
Basic	$0.44	$0.02	$(1.86)	$(3.60)
Diluted	$0.28	$0.02	$(1.86)	$(3.60)

Shares used in computing net loss per share
Basic	5,616	5,241	5,869	4,242
Diluted	8,855	6,298	5,869	4,242

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2021	2020

Assets
Current assets:
Cash, cash equivalents and investments	$15,160	$1,712
Accounts receivable, net	2,436	922
Inventories	3,824	1,274
Tax credits and receivables	1,099	1,711
Prepaid expenses and other	1,159	963
Total current assets	23,678	6,582

Long-term investments	2,928	-
Property and equipment, net	2,349	2,621
Intangible assets, net	8,355	-
Goodwill	9,946	-
Right-of-use lease assets	617	731
Other	78	53
Total assets	$47,951	$9,987

Liabilities and Stockholders Equity (Deficit)
Current liabilities:
Accounts payable	$1,937	$1,086
Deferred revenue	375	-
Short-term lease liability	379	225
Loan facility, current	-	581
Accrued expenses and other	2,903	456
Total current liabilities	5,594	2,348

Lease liabilities	288	532
Convertible debentures	-	4,322
Warrant Liability	-	6,706
Total liabilities	5,882	13,908

Stockholders' equity (deficit)	42,069	(3,921)

Total liabilities and stockholders equity	$47,951	$9,987

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PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

GAAP net income (loss) attributable to common stockholders	$2,496	$112	$(10,911)	$(15,271)
Deemed dividend on inducement of conversion of Class C Preferred Shares	-	-	-	11,134
Accretion of preferred shares presented as dividends	-	-	-	1,666
Effect of foreign exchange on preferred shares	-	-	-	(7,756)
Stock-based compensation expense
- Research and development	630	757	2,782	993
- Selling, general and administrative	382	468	1,691	718
Total stock-based compensation expense	1,012	1,225	4,473	1,711

Amortization of intangible assets (1)	86	-	86	-
Business combination transaction costs (2)	491	-	1,628	-
Change in fair value of warrant liability	(7,989)	263	(8,102)	(96)

Non-GAAP net income (loss)	$(3,904)	$1,600	$(12,826)	$(8,612)

GAAP net income (loss) attributable to common stockholders per share	$0.44	$0.02	$(1.86)	$(3.60)
Reconciling items
- Deemed dividend on inducement of conversion of Class C Preferred Shares	-	-	-	2.63
- Accretion of preferred shares presented as dividends	-	-	-	0.39
- Effect of foreign exchange on preferred shares	-	-	-	(1.83)
- Stock-based compensation expense	0.18	0.19	0.76	0.40
- Amortization of intangible assets (1)	0.01	-	0.01	-
- Business combination transaction costs (2)	0.09	-	0.28	-
- Change in fair value of warrant liability	(1.42)	0.04	(1.38)	(0.02)

Non-GAAP net income (loss) per share	$(0.70)	$0.25	$(2.19)	$(2.03)

Shares used in computing non-GAAP net income (loss) per share
Basic	5,616	5,241	5,869	4,242
Diluted	5,616	6,298	5,869	4,242
(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in research and development expenses.
(2)	Business combination transaction costs are included in selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of GAAP income (loss) and adjusted EBITDA
GAAP net income (loss) attributable to common stockholders	$2,496	$112	$(10,911)	$(15,271)
Deemed dividend on inducement of conversion of Class C Preferred Shares	-	-	-	11,134
Accretion of preferred shares presented as dividends	-	-	-	1,666
Effect of foreign exchange on preferred shares	-	-	-	(7,756)
Stock-based compensation expense
- Research and development	630	757	2,782	993
- Selling, general and administrative	382	468	1,691	718
Stock-based compensation expense	1,012	1,225	4,473	1,711

Amortization of intangibles (1)	86	-	86	-
Business combination transaction costs (2)	491	-	1,628	-
Change in fair value of warrant liability	(7,989)	263	(8,102)	(96)

Non-GAAP net income (loss)	(3,904)	1,600	(12,826)	(8,612)
EBITDA adjustments:
Depreciation and amortization	246	265	1,029	1,436
Interest expense (3)	809	1,530	2,979	2,101

Adjusted EBITDA	$(2,849)	$3,395	$(8,818)	$(5,075)

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in research and development expenses.
(2)	Business combination transaction costs are included in selling, general and administrative expenses.
(3)	Includes amortization of debt discount.

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